UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2026

BioLargo, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-19709	65-0159115
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14921 Chestnut St., Westminster, California	92683
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 400-2863

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	BLGO	OTCQX

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company.                  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                                    ☐

Item 1.01         Entry into a Material Definitive Agreement

On March 20, 2026, BioLargo, Inc. (the “Company” or “we”) entered into a purchase agreement dated as of March 20, 2026 (the “Purchase Agreement”), and a registration rights agreement dated as of March 20, 2026 (the “Registration Rights Agreement”), with CLEARTHINK CAPITAL PARTNERS, LLC (“Clearthink”), pursuant to which Clearthink has committed to purchase up to $10.0 million of the Company’s common stock, par value $0.00067 per share (the “Common Stock”), subject to certain limitations and the satisfaction of the conditions set forth in the Purchase Agreement.

Under the Purchase Agreement, we have the right, but not the obligation, to sell to Clearthink, and Clearthink is obligated to purchase up to $10.0 million of our Common Stock. Such sales of Common Stock, if any, will be subject to certain limitations set forth in the Purchase Agreement, and may occur from time to time, at our sole discretion, over the 36-month period commencing on the date that the conditions to Clearthink’s purchase obligation set forth in the Purchase Agreement are satisfied, including that a registration statement covering the resale by Clearthink of shares of Common Stock that may be issued to Clearthink under the Purchase Agreement, which we agreed to file with the Securities and Exchange Commission (the “SEC”) pursuant to the Registration Rights Agreement, is declared effective by the SEC and a final prospectus relating thereto is filed with the SEC (the date on which all of such conditions are satisfied, the “Commencement Date”).

From and after the Commencement Date, on any trading day we select, we may, by written notice delivered to Clearthink, direct Clearthink to purchase up to the lesser of (i) $500,000 of our common stock, and (ii) 300% of the daily average shares traded value for the eight trading days prior to the date of the purchase notice, with a minimum of no less than $25,000. At least five business days must elapse between each purchase notice unless the parties mutually agree otherwise. Subject to the foregoing, and pursuant to the terms of the Purchase Agreement, we will control the timing and amount of any sales of our common stock to Clearthink. Clearthink has no right to require us to sell any shares of Common Stock to Clearthink, but Clearthink is obligated to make purchases as we direct, subject to certain conditions.

The purchase price per share of Common Stock sold in each such Regular Purchase, if any, will be based on prevailing market prices of the Common Stock immediately preceding the time of sale as computed under the Purchase Agreement, equal to the average of the two lowest daily closing prices of our Common Stock during the eight trading days preceding the purchase notice.

Actual sales of shares of Common Stock to Clearthink will depend on a variety of factors we will take into consideration from time to time, including, among others, market conditions, the trading price of our Common Stock and determinations as to the appropriate sources of funding for the Company and its operations. The net proceeds under the Purchase Agreement to the Company will depend on the frequency and prices at which we sell shares of Common Stock to Clearthink. We expect that any proceeds we receive from such sales to Clearthink will be used for working capital and general corporate purposes.

The Purchase Agreement prohibits us from directing Clearthink to purchase any shares of Common Stock if those shares, when aggregated with all other shares of Common Stock then beneficially owned by Clearthink (as calculated pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended, and Rule 13d-3 thereunder), would result in Clearthink beneficially owning more than 9.99% of the then issued and outstanding shares of Common Stock.

There are no restrictions on future financings, rights of first refusal, participation rights, penalties or liquidated damages in the Purchase Agreement or Registration Rights Agreement. Clearthink has agreed not to engage in or effect, directly or indirectly, for its own principal account or for the principal account of any of its affiliates, any short sales of the Common Stock or hedging transaction that establishes a net short position in the Common Stock during the term of the Purchase Agreement.

As consideration for Clearthink’s commitment to purchase shares of our Common Stock from time to time at our direction upon the terms of and subject to satisfaction of the conditions set forth in the Purchase Agreement, we agreed to issue Clearthink 500,000 shares of our Common Stock (the “Commitment Shares”) upon the execution of the Purchase Agreement. The Company will not receive any cash proceeds from the issuance of the Commitment Shares to Clearthink pursuant to the Purchase Agreement.

The Purchase Agreement and the Registration Rights Agreement contain customary representations, warranties, conditions and indemnification obligations of the parties.  The Company has the right to terminate the Purchase Agreement at any time with one business days’ notice, at no cost or penalty.  During any “event of default” under the Purchase Agreement, Clearthink does not have the right to terminate the Purchase Agreement; however, the Company may not initiate any regular or other purchase of shares by Clearthink, until such event of default is cured.

The foregoing descriptions of the Registration Rights Agreement and the Purchase Agreement are qualified in their entirety by reference to the full text of such agreements, copies of which are attached hereto as Exhibits 4.1 and 10.1, respectively, and each of which is incorporated herein in its entirety by reference.  The representations, warranties and covenants contained in such agreements were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements and may be subject to limitations agreed upon by the contracting parties.

This current report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any shares of common stock in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Item 3.02.  Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.02.

In the Purchase Agreement, Clearthink represented to the Company, among other things, that it is an “accredited investor” (as such term is defined in Rule 501(a)(3) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”)).  The securities referred to in this current report on Form 8-K are being offered and sold by the Company to Clearthink in reliance upon the exemptions from the registration requirements of the Securities Act afforded by Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D thereunder.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
4.1	Registration Rights Agreement, dated as of March 20, 2026, by and between BioLargo, Inc. and Clearthink Capital Partners, LLC.
10.1	Purchase Agreement, dated as of March 20, 2026, by and between BioLargo, Inc. and Clearthink Capital Partners, LLC.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 25, 2026	BIOLARGO, INC.

	By:	/s/ Dennis P. Calvert
Dennis P. Calvert
President and Chief Executive Officer